Exhibit 99.1
Press Release
www.shire.com

Director/PDMR Share Dealings

July 29, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) announces that, following the appointment of Mark Enyedy as Head of Corporate Development on May 1, 2014, Mr Enyedy, a Person Discharging Managerial Responsibility, was awarded a deferred share award over 1,452 American Depositary Shares (“ADSs”) (the “Award”).  The Award was granted on July 28, 2014. One ADS is equal to three Shire ordinary shares of 5 pence each.

The Award will normally vest, subject to continued employment, in two tranches; 50% on May 1, 2016 and 50% on May 1, 2017.  No consideration was paid for the grant of the Award.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure Rules and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Jeff Poulton	jpoulton@shire.com	+1 781 482 0945
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX